Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Between

ROCK CREEK PHARMACEUTICALS, INC.,

as Issuer,

And

[*]

as Investor.

Dated: March 30, 2016

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and effective as of March 30, 2016, between Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [*] (“Investor”).

WHEREAS, the Company and Investor desire that, upon the terms and conditions set forth in this Agreement: (i) Investor will purchase from the Company, and the Company will issue and sell to Investor, the number of shares (the “Shares”) of the Company’s common stock (“Common Stock”) set forth on the Investor’s signature page hereto for a purchase price per share equal to $0.35; and (ii) Investor will acquire from the Company, and the Company will grant and issue to Investor, a warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase the number of shares of the Company’s Common Stock equal to two (2) times the number of Shares purchased pursuant to foregoing clause (i) (the “Warrant Shares”) at an initial exercise price of $1.12 per share.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Agreement to Sell and Purchase the Shares and the Warrant. At the Closing (as defined below), the Company will sell to Investor, and Investor will purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, the Shares and the Warrant for the aggregate purchase price set forth on the Investor’s signature page hereto.

2.                  Delivery of the Shares and the Warrant at Closing.

(a)          The completion of the purchase, sale and issuance of the Shares and the Warrant (the “Closing”) shall occur on the date of this Agreement or on such other date as the Company and Investor shall agree (the “Closing Date”), at the offices of the Company’s counsel. At the Closing, the Company shall issue to Investor: (i) one or more stock certificates, registered in Investor’s name and address as set forth on the Investor’s signature page hereto, representing the Shares, and (ii) the Warrant issued in the name of Investor.

The Company’s obligation to issue the Shares and the Warrant to Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of a wire transfer of immediately available funds to an account designated in writing by the Company, in the full amount of the total purchase price payable by Investor for the Shares and the Warrant that Investor is hereby agreeing to purchase, as set forth on the Investor’s signature page hereto; and (ii) the accuracy, in all material respects, of the representations and warranties made by Investor and the fulfillment, in all material respects, of those undertakings of Investor to be fulfilled prior to the Closing.

Investor’s obligation to purchase the Shares and the Warrant shall be subject to the following conditions, any one or more of which may be waived by Investor (provided that no such waiver shall be deemed given unless in writing and executed by Investor): (i) receipt by Investor of a counter-signed copy of this Agreement executed by the Company; (ii) receipt by Investor of a copy of the Warrant; (iii) receipt by Investor of evidence of irrevocable instructions issued by the Company to the Company’s transfer agent instructing the transfer agent to issue to Investor a stock certificate representing Investor’s Shares (subject to full satisfaction of the conditions to Closing set forth in this Section 2); and (iv) the accuracy, in all material respects, of the representations and warranties made by the Company and the fulfillment, in all material respects, of those undertakings of the Company to be fulfilled prior to the Closing.

(b)         The Company shall not issue to Investor any Shares or Warrant Shares under this Agreement until such time when such shares proposed to be issued, when aggregated with all other shares then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934 and Rule 13d-3 promulgated thereunder) by Investor would not result in the beneficial ownership by Investor of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Ownership Cap”), without the prior written consent of Investor. The Ownership Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

3.                  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, Investor as follows as of the date of this Agreement and as of the Closing Date:

3.1.            Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the financial condition or business, operations, assets or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

3.2.            Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Warrant, and has taken all necessary corporate action to enter into and perform this Agreement, to issue the Shares in accordance with the terms of this Agreement, to enter into and perform the Warrant, and to issue the Warrant Shares in accordance with the terms of the Warrant. This Agreement has been, and upon the Closing in accordance with the terms of this Agreement, the Warrant will be, duly authorized, validly executed and delivered by the Company and constitute, or will constitute, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their issuance in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable, the Warrant will be duly authorized and validly issued, and the Warrant Shares, upon exercise of the Warrant in accordance with its terms, will be duly authorized.

3.3.            Non-Contravention. Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement, the issuance and sale of the Shares and the Warrant under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (B) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement or the valid issuance and sale of the Shares and the Warrant pursuant to this Agreement, other than such as have been or will be made or obtained, and except for any securities filings required to be made under federal or state securities laws.

3.4.            SEC Filings. Since January 1, 2015, the Company and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by them with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such reports, including exhibits thereto and documents incorporated by reference therein, collectively, the “SEC Documents”). To the best of the Company’s knowledge, as of their respective filing dates, none of the SEC Documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light and circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed or furnished SEC Documents.

3.5.            Absence of Certain Changes. Except as disclosed in the SEC Documents or otherwise publicly disclosed by the Company, since January 1, 2015, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which, to the knowledge of the Company, would reasonably be expected to have a Material Adverse Effect.

3.6.            Capitalization. As of March 24, 2016, the authorized capital stock of the Company consists of (i) 314,800,000 shares of Common Stock, of which 12,407,815 shares are issued and outstanding and 3,583,141 shares are issuable and reserved for issuance pursuant to the Company’s stock option plans or securities exercisable or exchangeable for, or convertible into, shares of Common Stock (excluding the Company’s Convertible Promissory Notes in the aggregate principal amount of $20 million issued on October 14, 2015, as amended), and (ii) 100,000 shares of preferred stock, of which, as of the date hereof, no shares are issued. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in the SEC Documents, as of the date hereof, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company disclosed in its SEC Documents or has furnished to Investor true and correct copies of the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and as in effect on the date hereof (the “By-laws”).

3.7.            Broker. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or Investor relating to this Agreement or the transactions contemplated hereby.

3.8.            Certain Proceedings. The Company is not the subject of a voluntary bankruptcy or solvency action, has not made a general assignment for the benefit of creditors, and has not taken any corporate action to authorize any of the foregoing.

4.                  Representations, Warranties and Covenants of Investor. Investor represents and warrants to, and covenants with, the Company as follows as of the date of this Agreement and as of the Closing Date:

4.1.            Due Authorization; Organization. Investor has all requisite power, authority and capacity to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate, company, partnership or individual action, as the case may be, to enter into and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a legal, valid and binding agreement of Investor enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2.            Non-Contravention. The execution and delivery of this Agreement, the purchase of the Shares and the Warrant under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Investor is a party, (B) the charter, by-laws or other organizational documents of Investor, as applicable, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to Investor or its property, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of Investor or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the purchase of the Shares and the Warrant by Investor, other than such as have been made or obtained.

4.3.            Private Placement. Investor represents and warrants to, and covenants with, the Company that Investor is acquiring the Shares and the Warrant for its own account for investment only and with no present intention of distributing any of the Shares the Warrant, or the Warrant Shares in violation of the applicable securities laws, or pursuant to any arrangement or understanding with any other persons regarding the distribution of the Shares, the Warrant, or the Warrant Shares. Investor has been advised and understands that none of the Shares, the Warrant, or the Warrant Shares have been registered under the Securities Act or under the “blue sky” or similar laws of any jurisdiction and that they may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or, subject to the terms and conditions of this Agreement, if an exemption from registration is available. Investor has been advised and understands that the Company, in issuing the Shares and the Warrant, is relying upon, among other things, the representations and warranties of Investor herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

4.4.            Certain Trading Activities. Neither Investor nor any of its affiliates has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Investor, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that Investor first became aware of the transactions contemplated hereby. For the purposes of this Section 4.4, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Investor covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transaction in the securities of the Company (including short sales) prior to the filing of a Current Report on Form 8-K, Annual Report on Form 10-K, press release, or other applicable Exchange Act report reporting this transaction.

4.5.            No Advice. Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Shares and the Warrant constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrant.

4.6.          Accredited Investor; Big Boy. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is able to bear the risk of its investment in the Shares, the Warrant, and the Warrant Shares. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares, the Warrant, and the Warrant Shares. Investor acknowledges that it does not have any material non-public information relating to the Company. Investor further acknowledges that the Company and its agents, officers, directors and affiliates possess material non-public information not known to Investor regarding or relating to the Company and/or the securities being offered hereby, including, but not limited to, information concerning the business, financial condition, results of operations, legal matters associated with ongoing or past litigation matters, investigations, the Company’s corporate transition matters (including transactions related to the corporate transition matters and amounts that become payable by the Company), prospects and other plans of the Company. Investor acknowledges that any material non-public information may be indicative of a value of the securities being offered hereby that is substantially less than the purchase price paid by Investor, or may be otherwise adverse to Investor, and such material non-public information, if known to Investor, could be material to Investor’s decision to acquire the securities being offered hereby. Accordingly, Investor understands and accepts that there is an information disparity between Investor and the Company, confirms that the Company is not obligated to disclose, and consistent with Investor’s instructions, has not disclosed, material non-public information to Investor, and acknowledges and agrees that the Company has no liability arising from such non-disclosure. Investor acknowledges that neither the Company nor any of its agents, officers, directors, or affiliates has delivered any information or made any representations to Investor, except as expressly set forth herein.

4.7.            Limited Representations. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and all materials relating to the offer and sale of the Shares, the Warrant, and the Warrant Shares, in each case that have been requested by Investor. Investor and its advisors, if any, have been afforded the opportunity to ask such questions of the Company as they deem appropriate for purposes of the investment contemplated hereby. Investor acknowledges and agrees that the most recent disclosure of the Company’s results is for the year ended on, and the most recent disclosure of the Company’s financial condition is at, December 31, 2015, as reported on the Company’s Annual Report on Form 10-K, filed with the Commission on March 22, 2016, and that, except as disclosed in the SEC Documents, no information more recent than such date has been provided to or requested by Investor as to the Company’s results, operations, financial condition, business or prospects. Investor understands that its purchase of the Shares, the Warrant, and, if applicable, the Warrant Shares involves a high degree of risk and that Investor may lose its entire investment in the Shares, the Warrant, and, if applicable, the Warrant Shares, and Investor further acknowledges and agrees that it can afford to do so without material adverse consequences to its financial condition. Investor is not relying on, and does not have, any information provided by the Company and its Subsidiaries, except to the extent provided in Section 3 herein.

4.8.            No Recommendation. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, the Warrant, or the Warrant Shares or the fairness or suitability of an investment in the Shares, the Warrant, or the Warrant Shares nor have such authorities passed upon or endorsed the merits thereof.

4.9.            Restrictive Legend. The Company shall issue the Warrant and certificates for the Shares and, if applicable, the Warrant Shares to Investor with the legends described in Section 5 below.

4.10.        Residence. Investor is a resident of, or is organized under the laws of, the jurisdiction set forth on the Investor’s signature page hereto.

4.11.       No Market. Investor understands that the Shares are and, upon exercise of the Warrant, the Warrant Shares will be restricted securities, that there is no public trading market for the Warrant and that none is expected to develop, and that the Shares, the Warrant, and the Warrant Shares must be held indefinitely unless and until the resale of such Shares, Warrant, or Warrant Shares is registered under the Securities Act or subject to the terms and conditions of this Agreement and the applicable securities laws, an exemption from registration is available. Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.12.        No Commissions. Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or Investor relating to this Agreement or the transactions contemplated hereby.

4.13.        Transactional Exemption. Investor understands that the Shares, the Warrant, and the Warrant Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Shares, the Warrant, and the Warrant Shares.

4.14.        Investor Undertaking. Investor understands that (i) none of the Shares, the Warrant, or the Warrant Shares may be offered for sale, sold, assigned or transferred unless (A) subsequently registered under the Securities Act, (B) Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to Investor, in a form reasonably acceptable to the Company, to the effect that such Shares, Warrant, or Warrant Shares, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Shares, Warrant, or Warrant Shares, as applicable, can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Shares, the Warrant, or the Warrant Shares, as applicable, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of such Shares, Warrant, or Warrant Shares, as applicable, under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

4.15.        Disclosure of Transactions. On or before 5:30 p.m., New York time, on the fourth (4th) business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K (or other form permitted under the federal securities law) disclosing the material terms and conditions of the transactions contemplated by this Agreement and the Warrant, in compliance with the requirements of Form 8-K (or such other form), unless such disclosure is first provided in the Company’s Quarterly Report on Form 10-Q.

5.                  Stock Legend. Upon payment therefor as provided in this Agreement and/or the Warrant (as applicable), the Company will issue to Investor the Shares and the Warrant Shares purchased by Investor.

Any certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND AFTER RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR THAT THE PROSPECTUS DELIVERY REQUIREMENTS HAVE BEEN MET.

Any certificate representing the Warrant Shares issued by the Company shall also be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RIGHTS AND OBLIGATIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF _________, 2016, BY AND BETWEEN ROCK CREEK PHARMACEUTICALS, INC. AND THE INVESTOR NAMED THEREIN, AS SUCH MAY BE AMENDED FROM TIME TO TIME.

The Warrant shall be imprinted with the legends set forth in the form of Warrant attached hereto as Exhibit A.

The Company agrees to issue the Shares and the Warrant Shares issued upon exercise of the Warrant, as applicable, without the legends set forth above at such time as the Holder thereof is (i) permitted to transfer such Shares or Warrant Shares, as applicable, without restriction pursuant to Rule 144 under the Securities Act, and upon such transfer or (ii) at such time such securities have been registered for resale under the Securities Act, upon such resale, and subject to the undertakings in Section 4.14 hereof by Investor.

6.                  Use of Proceeds. The proceeds from the sale of Shares and Warrant Shares pursuant to this Agreement shall be used for general corporate purposes.

7.                  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Investor herein shall survive the execution of this Agreement, the delivery to Investor of the Shares and the Warrant being purchased, and the payment therefor.

8.                  Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one business day after so mailed, (C) if delivered by International Federal Express, two business days after so mailed, and (D) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)          if to the Company, to:

Rock Creek Pharmaceuticals, Inc.

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

Telephone: (844) 727-0727
Attention: Chief Financial Officer

(b)         if to Investor, at its address set forth on the Investor’s signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.                  Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investor.

10.              Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.              Severability. In the event that any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

13.              Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14.              Finders Fees. Neither the Company nor Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of another party to pay any finder’s fee or commission in connection with this transaction.

15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.              Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and Investor. Investor shall not assign any rights or obligations under this Agreement other than, solely with respect to any Shares, Warrant, or Warrant Shares transferred in accordance with this Agreement, including the legends described herein, to any permitted transferee of such Shares, Warrant, or Warrant Shares, provided, however, that no such assignment shall relieve Investor of its obligations under this Agreement.

17.              Expenses. Each of the Company and Investor shall bear its own expenses in connection with the preparation and negotiation of this Agreement.

18.              Pronouns. All pronouns or any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ROCK CREEK PHARMACEUTICALS, INC.

By:
Name: Michael J. Mullan
Title: Chairman and Chief Executive Officer

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Name of Investor:

By:

Name:

Title:

Amount of Investment:	$

Number of Shares Purchased:

Signature Page to Securities Purchase Agreement

Exhibit A

Form of Common Stock Purchase Warrant